Exhibit 99.1

ZHENGQI INTERNATIONAL HOLDING LIMITED
855 Pudong South Road
The World Plaza, 27th Floor
Pudong, Shanghai 200120, China

January 10, 2018

Borqs Technologies, Inc. Tower A, Building B23 Universal Business Park No. 10 Jiuxianqiao Road Chaoyang District, Beijing 100015, China Attn: Pat Chan, CEO	Zhengdong Zou 28/F, Jing Guang Centre, Hu Jia Lou No. 1 East Third Ring Road Chaoyang District, Beijing 100020, China

Borqs International Holding Corp. Tower A, Building B23 Universal Business Park No. 10 Jiuxianqiao Road Chaoyang District, Beijing 100015, China Attn: Pat Chan, CEO

Re:     Repurchase of Backstop Shares

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Merger Agreement dated as of December 27, 2016, as amended, including by the First Amendment to Merger Agreement, dated as of May 10, 2017 and the Second Amendment to Merger Agreement, dated as of June 29, 2017, (the “Merger Agreement”), by and among Borqs Technologies, Inc. (f/k/a Pacific Special Acquisition Corp.), a British Virgin Islands business company with limited liability (“Issuer”), PAAC Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and a wholly-owned subsidiary of Issuer, Zhengqi International Holding Limited, a company incorporated in the British Virgin Islands, in the capacity under the Merger Agreement as the Purchaser Representative (the “Issuer Representative”), Zhengdong Zou, in the capacity under the Merger Agreement as the Seller Representative (the “Seller Representative”), Borqs International Holding Corp, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) and, solely for limited purposes thereof, Zhengqi International Holding Limited, a company incorporated in the British Virgin Islands (“Sponsor”), and (ii) that certain Backstop and Subscription Agreement dated as of May 11, 2017, as amended by the Partial Assignment and Amendment of Backstop and Subscription Agreement dated as of August 16, 2017, (the “Backstop Agreement”), by and between Issuer and Sponsor. Capitalized terms used but not otherwise defined in this letter agreement (this “Agreement”) shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the mutual promises and agreements contained in this Agreement, and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the undersigned hereby agree as follows:

1.       Repurchase of Backstop Shares. Subject to the terms and conditions set forth in this Agreement, Sponsor hereby agrees to sell and transfer to Issuer, and Issuer hereby agrees to purchase and acquire from Sponsor, the 966,136 Issuer Ordinary Shares that were purchased by Sponsor from Issuer under the Backstop Agreement (the “Repurchased Shares”) at a purchase price of $10.40 per share (for a total of $10,047,814.40, the “Purchase Price”), with such purchase and sale to be consummated simultaneously with the execution and delivery of this Agreement (the “Repurchase Closing”). At the Repurchase Closing, Issuer shall pay the Purchase Price to Sponsor in cash by wire transfer of immediately available funds to an account designated in writing by Sponsor, and Issuer shall cancel and retire the Repurchased Shares.

2.       Sponsor Forfeiture of Right to a Portion of the Guarantee Escrow Shares. As additional consideration for the Repurchased Shares, effective as the Repurchase Closing, Sponsor hereby agrees that as of the Repurchase Closing it shall immediately forfeit all rights that it might otherwise have had to 1,278,776 Guarantee Escrow Shares (the “Forfeited Guarantee Shares”). The Forfeited Guarantee Shares shall instead be treated under the terms of the Merger Agreement as if they were Merger Consideration Shares subject only to withholding of the Escrow Shares deposited into the Indemnity Escrow Account in accordance with Section 1.14 of the Merger Agreement. Issuer, Issuer Representative and Seller Representative will execute and deliver, and will cause the Escrow Agent to execute and deliver, an amendment to the Escrow Agreement to implement the provisions of this Agreement, and in particular, such amendment shall instruct the Escrow Agent to handle the 1,278,776 Forfeited Guarantee Shares in the following manner:

(a)       51,151 Issuer ordinary shares (4% of 1,278,776 Issuer ordinary shares) shall be treated as Additional Indemnity Escrow Shares and be deposited in the Indemnity Escrow Account; and

(b)       The remaining 1,227,625 Issuer ordinary shares shall be distributed to the Company Shareholders based on their respective Pro Rata Share.

3.       Charter Amendment. Issuer and Sponsor agree to use their best efforts to amend Issuer’s Amended and Restated Memorandum and Articles of Association to provide that until August 18, 2018, in the event that any Company Directors are absent from a meeting of the Issuer’s board of directors, then an equal number of Purchaser Directors shall also be absent or otherwise not participate in or influence the voting of members of the Issuer’s board of directors in such meeting (with the determination of which Purchaser Directors are first required to not participate in such meeting being based on those Purchaser Directors with the shortest terms left based on their class).

4.       Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Issuer as of the date hereof that: (a) subject to the accuracy of the representations and warranties of Issuer in the Backstop Agreement, Sponsor has good and marketable title to, and is the sole and exclusive owner, beneficially and of record, of, all of the Repurchased Shares, free and clear of any liens or encumbrances other than those imposed by applicable securities laws, those incurred by Issuer or those imposed by the Backstop Agreement or the Ancillary Documents; (b) Sponsor has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby, and has taken all necessary organizational actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby; (c) this Agreement constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to the Enforceability Exceptions; and (d) the execution, delivery and performance of this Agreement by Sponsor and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the governing documents of Sponsor or (ii) violate or conflict with any, law, order, agreement or other obligation to which Sponsor is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on Sponsor’s ability to consummate the transactions contemplated by this Agreement. Except for the representations and warranties made by Sponsor to Issuer in this Section 4, neither Sponsor, nor any of its Representatives, nor any other Person on behalf of Sponsor, makes any express or implied representation or warranty to Issuer or any other party, at law or in equity, in connection with this Agreement and the transactions contemplated hereby in respect of Sponsor, the Repurchased Shares or the transactions contemplated by this Agreement, and Sponsor hereby disclaims any such representation or warranty, and each other party hereto hereby acknowledges and accepts such disclaimer by Sponsor.

5.       Representations and Warranties of Issuer. Issuer hereby represents and warrants to Sponsor as of the date hereof that: (a) Issuer has the requisite power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby, and has taken all necessary organizational actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement constitutes a legal, valid and binding obligation of Issuer, enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions; (c) there is no Action pending or, to actual present knowledge of the directors or executive officers of Issuer, threatened against Issuer which relates to, or would reasonably be expected to prohibit or materially impair, the consummation of the transactions contemplated by this Agreement; (d) the execution, delivery and performance of this Agreement by Issuer and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the governing documents of Issuer or (ii) violate or conflict with any, law, order, agreement or other obligation to which Issuer is subject or bound, except in each case of clauses (i) and (ii) for such conflicts or violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a material and adverse effect on Issuer’s ability to consummate the transactions contemplated by this Agreement; and (e) Issuer has not engaged the services of any broker or finder in connection with the consummation of the transactions contemplated by this Agreement. Except for the representations and warranties made by Issuer to Sponsor in this Section 5, neither Issuer, nor any of its Representatives, nor any other Person on behalf of Issuer, makes any express or implied representation or warranty to Sponsor or any other party, at law or in equity, in connection with this Agreement and the transactions contemplated hereby in respect of Issuer, the Repurchased Shares or the transactions contemplated by this Agreement, and Issuer hereby disclaims any such representation or warranty, and each other party hereto hereby acknowledges and accepts such disclaimer by Issuer. Issuer hereby acknowledges that other than the express representations and warranties of Sponsor in Section 4, Issuer is acquiring the Repurchased Shares on an “as is, where is” basis.

6.       Public Announcements. The parties agree that no public release, filing or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party or any of their respective Affiliates without the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Issuer and the Sponsor, except as such release, filing or announcement may be required by applicable law or the rules or regulations of the U.S. Securities and Exchange Commission, or the rules and regulations of The Nasdaq Stock Market or any other securities exchange on which the Issuer Ordinary Shares are listed, in which case the applicable party shall use commercially reasonable efforts to allow Issuer and Sponsor reasonable time to comment on any such release, filing or announcement in advance thereof.

7.       Further Assurances; Expenses; Maximum Liability. Each party agrees to execute further instruments as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby. Except as expressly set forth herein, the parties hereto shall bear their respective expenses, including accounting, legal and other professional fees, incurred with respect to this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, Sponsor’s maximum liability under this Agreement for any purpose, including with respect to breaches of its representation and warranties, shall be limited in the aggregate to the Purchase Price.

8.       Miscellaneous. Except as expressly provided in this Agreement, all of the terms and provisions in the Merger Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Merger Agreement or any other right, remedy, power or privilege of any party to the Merger Agreement, except as expressly set forth herein. This Agreement, and the documents or instruments attached hereto or referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. This Agreement shall be construed and interpreted in a manner consistent with the Merger Agreement. The provisions of Sections 10.1 through 10.10, 10.12 and 10.13 of the Merger Agreement are hereby incorporated herein by reference and apply to this Agreement as if all references to the “Agreement” contained therein were instead references to this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

To indicate your acceptance to the provisions of this Agreement, please sign in the space provided below.

Sincerely,

Sponsor:
ZHENGQI INTERNATIONAL HOLDING LIMITED

By:
Name:
Title:

Acknowledged and Agreed effective as of the date first set forth above:

Issuer:	The Issuer Representative:

BORQS TECHNOLOGIES, INC.	ZHENGQI INTERNATIONAL HOLDING LIMITED

By:	By:
Name:	Name:
Title:	Title:

The Company:

BORQS INTERNATIONAL HOLDING CORP.

By:
Name:
Title:

The Seller Representative:

Zhengdong Zou, solely in its capacity as the Seller Representative